UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 12, 2007

VMS NATIONAL PROPERTIES JOINT VENTURE

(Exact name of Registrant as specified in its charter)

            Illinois

  0-14194

  36-3311347

 (State or other jurisdiction

(Commission

     (I.R.S. Employer

 of incorporation or

File Number)

  Identification Number)

           organization)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

VMS National Properties Joint Venture, an Illinois joint venture (the “Registrant”), owns Vista Village Apartments (“Vista Village”), a 220-unit apartment complex located in El Paso, Texas.  As previously reported, on December 11, 2006 the Registrant entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Cash Investments of El Paso, LLC, a Texas limited liability company (the “Purchaser”), to sell Vista Village to the Purchaser for a total sales price of $7,250,000.

On January 12, 2007 the Registrant and the Purchaser agreed to amend the Purchase Agreement (the “First Amended Purchase Agreement”).  The First Amended Purchase Agreement extends the feasibility period from January 15, 2007 until January 19, 2007.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibit

10.9a

First Amendment to Purchase and Sale Contract between VMS National Properties Joint Venture, an Illinois joint venture, and Cash Investments of El Paso, LLC, a Texas limited liability company dated January 12, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VMS National Properties Joint Venture

(an Illinois joint venture)

VMS National Residential Portfolio I

By:

MAERIL, Inc.

Managing General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

 Date:  January 19, 2007

VMS National Residential Portfolio II

By:

MAERIL, Inc.

Managing General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

 Date:  January 19, 2007